Exhibit 99.1
Agilysys Reports Unaudited Fiscal 2010 Third-Quarter
and Nine-Month Results
•	Revenue Increases 41% Sequentially as IT Demand Stabilizes

•	Quarterly Earnings Increase Significantly to $0.64 Per Diluted Share, Versus Loss of $0.17 Per-Share in Prior-Year’s Quarter
CLEVELAND—February 3, 2010—Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, today announced unaudited financial results for the fiscal 2010 third quarter and nine months ended December 31, 2009.
Fiscal 2010 Third-Quarter Unaudited Results of Operations
Revenue declined 1.7% to $220.4 million from the $224.1 million reported in the third quarter of fiscal 2009. Compared with the prior-year period, hardware sales increased 12.6%, offset by a 39.1% decline in services revenue. Software revenue during the quarter was down slightly compared with last year. Due to a higher proportion of hardware sales and lower service revenue, consolidated gross margin declined to 23.3% of sales during the period, compared with 26.3% in the prior year.
Cost-cutting initiatives and lower acquisition-related intangible amortization drove selling, general and administrative (SG&A) expense down $7.0 million, or 14.7%, to $40.5 million during the quarter. Operating income increased $11.8 million to $9.9 million, a substantial improvement from the operating loss of $1.9 million in last year’s quarter. Last year’s quarterly loss included $13.4 million in restructuring charges, compared with restructuring charges recorded in the current quarter of $0.7 million. Adjusted EBITDA (operating income plus depreciation and amortization) increased to $13.0 million for the quarter, compared with $4.8 million a year ago.
“The solid performance in the quarter reflects a stabilizing demand environment and our focus on managing cost structure,” said Martin Ellis, president and chief executive officer. “We are pleased to report that our turnaround remains on track as we generated strong net earnings during the quarter.”
Agilysys reported third-quarter net income of $14.9 million, or $0.64 per diluted share, a significant increase from the loss of $3.7 million, or $0.17 per diluted share, recorded in the previous year’s quarter. Other income in the quarter included $2.3 million from a litigation settlement and $2.4 million from the gain recognized on a distribution from the Reserve Fund. Combined these items represented $0.18 per diluted share.
Fiscal 2010 Nine-Month Unaudited Results of Operations
Nine-month fiscal 2010 revenue was $506.0 million versus $575.3 million in the comparable period of fiscal 2009, reflecting lower sales in each of the company’s three business segments. Hardware, software and services posted declines of 2.5%, 5.2%, and 39.3% respectively, versus the comparable period a year ago. Gross margin declined to 25.1% from 27.1% in last year’s nine months due to the mix of higher hardware and lower services.
SG&A declined by $30.7 million, or 19.8%, to $124.7 million, largely due to cost-reduction initiatives. Adjusted EBITDA was $14.0 million for the nine-month period, versus a loss of $161.2 million in the fiscal 2009 nine-months, which included asset impairment and restructuring charges of $182.6 million. The company reported net income of $5.3 million, or $0.23 per diluted share, for the fiscal 2010 nine-month period, compared with a net loss of $170.3 million, or $7.54 per share, in the same year-ago period.
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

Business Outlook
“Uncertainty remains regarding the macroeconomic environment and the prospects for growth in demand for IT products and services. However, we are encouraged by the improving demand environment we’ve seen in the past two quarters. Near-term, we are optimistic regarding our outlook for the final quarter of the fiscal year and expect improved year-over-year financial performance. We have successfully restructured the organization to be profitable at lower revenue levels and are now well positioned with the operating leverage to capitalize on any future increase in IT spending,” said Ellis.
Conference Call Information
A conference call will be held at 11:00 a.m. ET today to review unaudited fiscal 2010 third-quarter and nine-month results. A slide deck will be the basis for the review. Both the slide deck and the conference call can be accessed via the Investor Relations section of www.agilysys.com. Additionally, a replay of the call will be archived on the website.
Forward-Looking Language
This release contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this presentation and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, business strategies, future financial results, unanticipated downturns to our relationships with customers, and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, and unanticipated deterioration in economic and financial conditions in the United States and around the world or the consequences if the shareholders either approve or fail to approve the proposed Control Share Acquisition by MAK Capital announced on November 20, 2009. We do not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.
Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), under Item 1A, “Risk Factors.” Copies are available from the SEC or the Agilysys website.
Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this release, certain non-GAAP financial measures as defined by the SEC rules are used. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations and is a measure used in the Company’s debt agreement. The non-GAAP measures included in this release have been reconciled to the comparable GAAP measures within an accompanying table, shown on the last page of this release.
About Agilysys, Inc.
Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The company uses technology — including hardware, software and services — to help customers resolve their most complicated IT needs. The company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Cleveland, Agilysys operates extensively throughout North America, with additional sales and support offices in the United Kingdom, Singapore and Hong Kong.
News releases and other information on Agilysys are available on the Internet at: www.agilysys.com.
—FINANCIAL RESULTS FOLLOW—
Investor Contact:
Curtis Stout
Vice President and Treasurer
Agilysys, Inc.
440-519-8635
curtis.stout@agilysys.com
Media Contact:
Maureen Morreale
Senior Communications Manager
Agilysys, Inc.
440-519-8161
maureen.morreale@agilysys.com
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	Dec 31,		Dec 31,
(In thousands, except share and per-share data)	2009	2008	2009	2008
Net sales:
Products	$186,979	$169,260	$418,213	$430,692
Services	33,373	54,816	87,740	144,573

Total net sales	220,352	224,076	505,953	575,265
Cost of goods sold:
Products	156,067	146,952	340,986	359,119
Services	12,956	18,102	37,914	59,994

Total cost of goods sold	169,023	165,054	378,900	419,113

Gross margin	51,329	59,022	127,053	156,152
Selling, general and administrative expenses	40,542	47,556	124,686	155,391
Asset impairment charges	238	—	238	145,643
Restructuring charges	677	13,357	745	36,930

Operating income (loss)	9,872	(1,891)	1,384	(181,812)
Other (income) expense:
Other (income) expense, net	(4,921)	1,175	(5,311)	695
Interest income	—	(59)	(9)	(521)
Interest expense	246	638	673	1,090

Income (loss) before income taxes	14,547	(3,645)	6,031	(183,076)
Income tax (benefit) expense	(345)	(1,402)	658	(15,481)

Income (loss) from continuing operations	14,892	(2,243)	5,373	(167,595)
Income (loss) from discontinued operations	3	(1,477)	(38)	(2,751)

Net income (loss)	$14,895	$(3,720)	$5,335	$(170,346)

Income (loss) per share — basic
Income (loss) from continuing operations	$0.66	$(0.10)	$0.24	$(7.42)
Loss from discontinued operations	0.00	(0.07)	0.00	(0.12)

Net income (loss)	$0.66	$(0.17)	$0.24	$(7.54)

Income (loss) per share — diluted
Income (loss) from continuing operations	$0.64	$(0.10)	$0.23	$(7.42)
Loss from discontinued operations	0.00	(0.07)	0.00	(0.12)

Net income (loss)	$0.64	$(0.17)	$0.23	$(7.54)

Weighted average shares outstanding
Basic	22,624,622	22,603,641	22,625,866	22,580,726
Diluted	23,170,992	22,603,641	23,010,272	22,580,726

Cash dividends per share	$—	$0.03	$0.06	$0.09
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
BUSINESS SEGMENT INFORMATION (UNAUDITED)

	Three Months Ended		Nine Months Ended
	Dec 31,		Dec 31,
(In thousands)	2009	2008	2009	2008
Hospitality (HSG)
Total revenue	$23,329	$27,911	$63,715	$76,153
Elimination of intersegment revenue	(833)	—	(1,890)	(82)

Revenue from external customers	$22,496	$27,911	$61,825	$76,071

Gross margin	$14,312	$15,074	$38,089	$43,920

	63.6%	54.0%	61.6%	57.7%
Depreciation and amortization	$1,081	$1,551	$3,308	$4,737
Operating income (loss)	4,108	3,166	6,203	(105,598)

Adjusted EBITDA	$5,189	$4,717	$9,511	$(100,861)

Asset impairment	$90	$—	$90	$110,851

Retail (RSG)
Total revenue	$37,753	$34,793	$85,696	$102,497
Elimination of intersegment revenue	(43)	(3)	(63)	(319)

Revenue from external customers	$37,710	$34,790	$85,633	$102,178

Gross margin	$7,416	$8,937	$17,486	$23,431

	19.7%	25.7%	20.4%	22.9%
Depreciation and amortization	$49	$16	$143	$157
Operating income (loss)	2,925	4,229	5,688	(16,085)

Adjusted EBITDA	$2,974	$4,245	$5,831	$(15,928)

Asset impairment	$—	$—	$—	$24,910

Technology (TSG)
Total revenue	$162,425	$161,451	$360,818	$400,199
Elimination of intersegment revenue	(2,279)	(76)	(2,323)	(3,183)

Revenue from external customers	$160,146	$161,375	$358,495	$397,016

Gross margin	$29,601	$33,765	$72,240	$85,210

	18.5%	20.9%	20.2%	21.5%
Depreciation and amortization	$811	$4,067	$5,579	$12,547
Operating income (loss)	9,648	11,817	13,434	(14,496)

Adjusted EBITDA	$10,459	$15,884	$19,013	$(1,949)

Asset impairment	$—	$—	$—	$9,882
Restructuring charge	$—	$—	$—	$23,573
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Three Months Ended		Nine Months Ended
	Dec 31,		Dec 31,
(In thousands)	2009	2008	2009	2008
Corporate / Other
Gross margin	$—	$1,246	$(762)	$3,591

Depreciation and amortization (a)	$1,201	$1,048	$3,610	$3,200
Operating loss	(6,809)	(21,103)	(23,941)	(45,633)

Adjusted EBITDA	$(5,608)	$(20,055)	$(20,331)	$(42,433)

Asset impairment	$148	$—	$148	$—
Restructuring charge	$677	$13,357	$745	$13,357

Consolidated
Total revenue	$223,507	$224,155	$510,229	$578,849
Elimination of intersegment revenue	(3,155)	(79)	(4,276)	(3,584)

Revenue from external customers	$220,352	$224,076	$505,953	$575,265

Gross margin	$51,329	$59,022	$127,053	$156,152

	23.3%	26.3%	25.1%	27.1%
Depreciation and amortization (a)	$3,142	$6,682	$12,640	$20,641
Operating income (loss)	9,872	(1,891)	1,384	(181,812)

Adjusted EBITDA	$13,014	$4,791	$14,024	$(161,171)

Goodwill and intangible asset impairment	$238	$—	$238	$145,643
Restructuring charge	$677	$13,357	$745	$36,930

(a)	Does not include the amortization of deferred financing fees totaling $126 and $471 for the three months ended Dec. 31, 2009 and 2008, respectively, and $346 and $584 for the nine months ended Dec. 31, 2009 and 2008, respectively, which related to the Corporate and Other segment.
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec 31,	Mar 31,
(In thousands)	2009	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,435	$36,244
Accounts receivable, net	182,566	151,944
Inventories, net	25,138	27,216
Deferred income taxes — current, net	4,930	6,836
Prepaid expenses and other current assets	7,717	4,564
Income taxes receivable	6,171	3,871
Assets of discontinued operations — current	282	1,075

Total current assets	251,239	231,750
Goodwill	50,612	50,382
Intangible assets, net	32,717	36,659
Deferred income taxes — non-current, net	—	511
Other non-current assets	18,243	29,008
Assets of discontinued operations — non-current	—	56
Property and equipment, net	27,067	26,070

Total assets	$379,878	$374,436

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$121,346	$28,042
Floor plan financing	—	74,159
Deferred revenue	14,397	18,709
Accrued liabilities	23,902	37,807
Long-term debt — current	199	238
Liabilities of discontinued operations — current	569	1,176

Total current liabilities	160,413	160,131
Other non-current liabilities	260	—
Shareholders’ equity:	19,428	21,588
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 shares issued and 23,031,119 shares outstanding at Dec 31,2009	9,370	9,366
Treasury stock (8,510,712 and 8,896,778 shares at Dec 31, 2009, and Mar 31, 2009, respectively)	(2,670)	(2,670)
Capital in excess of stated value	(9,298)	(11,036)
Retained earnings	203,922	199,947
Accumulated other comprehensive loss	(1,547)	(2,890)

Total shareholders’ equity	199,777	192,717

Total liabilities and shareholders’ equity	$379,878	$374,436

AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	Dec 31,
	2009	2008
Operating activities:
Net income (loss)	$5,335	$(170,346)
Add: Loss from discontinued operations	38	2,751

Income (loss) from continuing operations	5,373	(167,595)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used for) operating activities (net of effects from business acquisitions):
Impairment of property and equipment	238	—
Impairment of investment in The Reserve Fund’s Primary Fund	—	1,087
Impairment of goodwill and intangible assets	—	166,223
Gain on redemption of cost basis investment	—	(56)
Gain on investment in The Reserve Fund’s Primary Fund	(2,505)	—
Loss on the sale of securities	91	—
Depreciation	2,859	2,863
Amortization	10,127	18,362
Deferred income taxes	2,724	(20,087)
Stock based compensation	1,709	825
Changes in working capital:
Accounts receivable	(30,622)	(4,849)
Inventories	2,078	(31)
Accounts payable	93,671	(90,739)
Accrued and other liabilities	(20,442)	(29,404)
Income taxes payable	(5,243)	1,359
Other changes, net	(2)	(823)
Other non-cash adjustments	(1,128)	701

Total adjustments	53,555	45,431

Net cash provided by (used for) operating activities	58,928	(122,164)

Investing activities:
Proceeds from (claim on) The Reserve Fund’s Primary Fund	2,337	(7,657)
Proceeds from the redemption of cost basis investment	—	9,513
Proceeds from borrowings against company-owned life insurance policies	12,500	—
Change in cash surrender value of company owned life insurance policies	(159)	(155)
Acquisition of businesses, net of cash acquired	—	(2,381)
Purchase of property and equipment	(9,672)	(4,335)

Net cash provided by (used for) investing activities	5,006	(5,015)

Financing activities:
Floor plan financing agreement, net	(74,159)	131,323
Proceeds from borrowings under credit facility	5,000	—
Principal payments under credit facility	(5,000)	—
Principal payment under long term obligations	(258)	(71)
Issuance of common shares	33	—
Debt financing costs	(1,520)	—
Dividends paid	(1,360)	(2,038)

Net cash (used for) provided by financing activities	(77,264)	129,214

Effect of exchange rate changes on cash	1,317	(69)

Cash flows (used for) provided by continuing operations	(12,013)	1,966
Cash flows of discontinued operations:
Operating cash flows	204	510
Investing cash flows	—	—

Net (decrease) increase in cash	(11,809)	2,476
Cash at beginning of period	36,244	69,935

Cash at end of period	$24,435	$72,411

AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM

AGILYSYS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	Dec 31,		Dec 31,
(In thousands)	2009	2008	2009	2008
Net income (loss)	$14,895	$(3,720)	$5,335	$(170,346)
Plus:
Interest expense, net	246	579	664	569
Other income, net	(4,921)	1,175	(5,311)	695
Income tax (benefit) expense	(345)	(1,402)	658	(15,481)
Depreciation and amortization expense (a)	3,142	6,682	12,640	20,641
Income (loss) from discontinued operations, net of tax	(3)	1,477	38	2,751

Adjusted EBITDA	13,014	4,791	14,024	(161,171)
Asset impairment charges	238	—	238	145,643
Restructuring charges	677	13,357	745	36,930

Adjusted EBITDA excluding asset impairment and restructuring charges	$13,929	$18,148	$15,007	$21,402

(a)	Depreciation and amortization expense excludes amortization of deferred finance costs, totaling $126 and $471 for the three months ended Dec. 31, 2009 and 2008, respectively, and $346 and $584 for the nine months ended Dec. 31, 2009 and 2008, respectively, as such costs are already included in interest expense, net.
# # #
AGILYSYS, INC. • 28925 FOUNTAIN PARKWAY • SOLON, OH 44139 • WWW.AGILYSYS.COM